South Texas Oil Company Announces Second Quarter 2009
Financial and Operating Results

SAN ANTONIO – August 14, 2009 (PR Newswire) – South Texas Oil Company (Nasdaq: STXX) today announced second quarter 2009 financial results.

Second Quarter 2009 Results
The Company reported total revenues for the quarter-ended June 30, 2009 of $774,000, versus $3.8 million in the same period in 2008.  The 80% decrease in total revenues sales is primarily attributed to a 35% decrease in equivalent production combined with sharply lower oil and gas prices received which declined by 66% and 72% respectively, as compared to the prior-year period.

South Texas posted a net loss for the second quarter 2009 of $4.9 million, or $0.28 per weighted average, basic and diluted share, compared with a net loss of $6.8 million, or $0.42 per weighted average share, for the same period in 2008.  Included in the second quarter 2008 costs and expenses was a loss from derivatives of $4.3 million.  South Texas did not incur a loss from derivatives in the 2009 period as it does not have any derivative instruments in place for its production.  For the three months ended June 30, 2009, 17,244,423 weighted average shares of common stock were outstanding.

Also included in the second quarter 2009 costs and expenses is general and administrative (G&A) expense of $1.4 million, as compared to $1.8 million in the same period in 2008.  G&A expense for the second quarter 2009 includes $383,000 in non-cash, stock-based compensation expense, as compared to $145,000 in the prior-year period.  Also included in the second quarter 2009 costs and expenses was approximately $586,000 in depreciation, depletion and amortization (DD&A), as compared to $1.6 million in same period in 2008.  The 62% decrease in DD&A expense is primarily attributed to the 35% decline in production volumes, as compared to the prior-year period.  Interest expense for the second quarter 2009 was flat, as compared to the prior-year period and totaled $1.1 million.  The Company also incurred exploration expense of $1.5 million related primarily to dry hole cost on an exploratory well that spud in 2008 and was deemed uneconomic during the second quarter 2009.  There was no exploration expense incurred in the 2008 reporting period.

Production and Operations
For the second quarter 2009, South Texas Oil produced 17,263 barrels of oil equivalent (Boe), comprised of 11,407 barrels of crude oil and 35.1 million cubic feet of natural gas (MMcf).  This compares to 20,338 barrels of oil and 37.5 MMcf of natural gas, or 26,593 Boe in the same period in 2008.  Average oil price realizations for the second quarter 2009 were down 66% quarter-over-quarter to $54.25 per barrel, as compared to $159.47 per barrel in the year-ago period.  Average natural gas price realizations for the second quarter 2009 were $4.42 per thousand cubic feet of natural gas (Mcf), as compared to $16.07 per Mcf in the same period in 2008, a decrease of 72%.  South Texas Oil’s second quarter 2009 production base by commodity was approximately 66% crude oil.

During the second quarter of 2009, South Texas Oil’s total capital expenditure investment for development and exploration of its leasehold was approximately $333,000.

First Half 2009 Results
The Company reported total revenues for the six months-ended June 30, 2009 of $1.4 million, versus $5.7 million in the same period in 2008.  The 76% decrease in total revenues sales is primarily attributed to a 37% decrease in equivalent production combined with lower oil and gas prices received which declined by 61% and 54% respectively, as compared to the prior-year period.

The Company reported a net loss for the first half of 2009 of $10.7 million, or $0.63 per share, compared with a net loss of $10.2 million, or $0.63 per share, for the same period in 2008.  Included in the first half 2008’s costs and expenses was a loss from derivatives of $5.4 million, compared to no loss from derivatives for the same period in 2009.

Also included in the first half 2009 costs and expenses is G&A expense of $4.2 million, as compared to $3.1 million in the same period in 2008.  G&A expense for the first half 2009 includes $2.2 million in non-cash, stock-based compensation expense, as compared to $374,000 in the prior-year period.  First half 2009 DD&A expense was $1.2 million, as compared to $2.6 million in same period in 2008, a 53% decrease.  Interest expense for the first half 2009 was $2.5 million, as compared to the prior-year period total of $1.6 million.  The Company attributes the higher interest expense to an increase in debt outstanding under the Company’s credit facilities, combined with an increased interest rate paid on its notes outstanding.  The Company also incurred exploration expense of $1.7 million related primarily to dry hole cost on an exploratory well that spud in 2008 and was deemed uneconomic during the second quarter 2009.  There was no exploration expense incurred in the 2008 reporting period.

For the first half of 2009, net cash used in operations was $2.0 million, as compared to net cash used in operations for the same period in 2008 of $176,000.

At June 30, 2009, the Company’s total assets were $49.1 million and stockholders' equity was $21.2 million.  The Company's cash position at June 30, 2009 was $1.5 million, accounts receivable and pre-paid expenses totaled $1.5 million, and its long-term debt was $17.7 million.

Production and Operations
For the first half of 2009, South Texas Oil produced 36,484 Boe, comprised of 24,852 barrels of crude oil and 69.8 MMcf.  This compares to 44,279 barrels of oil and 84.0 MMcf of natural gas, or 58,280 Boe in the same period in 2008.  Average oil price realizations for the first half of 2009 were down 61% to $42.77 per barrel, as compared to $110.26 per barrel in the year-ago period.  Average natural gas price realizations for the first half 2009 were $4.64 per Mcf, as compared to $10.02 per Mcf in the same period in 2008, a decrease of 54%.  South Texas Oil’s first half 2009 production base by commodity was approximately 68% crude oil.

South Texas Oil’s total capital expenditure investment for development and exploration of its leasehold during the first half of 2009 was approximately $1.1 million.

Debt Restructuring
On February 23, 2009, the Company announced a comprehensive debt restructuring and related agreements with Longview that provided for the restructure of $26.1 million of debt (plus accrued interest) through (i) the payment of $16.3 million in debt (plus accrued interest) held by Longview in exchange for 1.6 million shares of the Company’s Series A Convertible Preferred Stock (“Preferred Stock”) and (ii) a debt/non-core asset exchange between the Company and Longview valued at $9.8 million.

Second Quarter 2009 Debt Restructuring Components:

•
On May 18, 2009, the Company issued to Longview 1,755,325 shares of Preferred Stock in exchange for the surrender and cancellation of $17,553,252 of notes held by Longview, which included $1,220,852 for all unpaid interest accrued on the notes through the closing date of the restructure transactions at the effective rate for the notes of 12.5% for the period.

•
Each share of Preferred Stock has a stated value equal to $10.00 per share, has no coupon rate, does not pay dividends, and has no voting rights and are convertible into shares of the Company’s common stock at any time subsequent to 90 days after the issuance of the shares at a conversion price of $0.50 per share of common stock.

•	Longview’s right to convert the Preferred Stock, however, is subject to a 9.99% limitation on ownership of the Company’s common stock at any one time.

•
Effective May 18, 2009, the Company closed the sale to Longview of the Company’s interest in Colorado DJ Basin oil and gas properties and a drilling rig and associated assets for combined total proceeds of $9.8 million the total of which was conveyed to Longview in exchange for Longview’s discharge and satisfaction of $9.8 million in debt.

•	After these debt restructuring transactions, the Company had no remaining note payable or related accrued interest payable balances with Longview.

Subsequent Event
Rig Settlement and Disposition
On August 3, 2009, the Company entered into a Release and Settlement Agreement with Granite Energy, Inc. and one of its subsidiary entities (collectively “Granite”) to resolve disputes that had arisen between the Company and Granite regarding title and ownership of a drilling rig.  The settlement agreement provided that in exchange for Granite providing title to the assets and acknowledging as fully paid the Company’s balance with Granite, the Company would pay to Granite $200,000 in cash plus 400,000 shares of the Company’s common stock.  The Company and Granite agreed that all claims that the parties may have had against the other were resolved by the settlement agreement.

Concurrent with the closing of the settlement agreement, the Company sold the drilling rig it had originally purchased from Granite, and selected of the pieces of associated equipment to a third party for net cash proceeds totaling approximately $700,000.

Liquidity and Capital Resources
The Company requires cash to fund its exploration and development activities, for the acquisition of oil and natural gas properties, to make payments required pursuant to its long-term debt and other contractual obligations and to fund its working capital requirements.  Historically the Company’s revenues have not been sufficient to provide all of its cash needs, and it has relied on borrowings from private investors to provide the cash needed to meet both short and long-term liquidity requirements.  The Company does not believe that its current cash balances and cash flows from operations during 2009 will be sufficient to fund its cash requirements and that it will need to raise additional capital.  South Texas Oil intends to pursue potential debt and/or equity financing and to evaluate other alternatives, such as joint ventures with third parties or sales of interests in certain of Company assets.  Due to current capital and credit market conditions in which numerous financial institutions have effectively restricted current liquidity within the capital markets throughout the United States and the world, South Texas Oil cannot be certain that funding will be available to it in required amounts or on acceptable terms.  If South Texas Oil is not successful in obtaining sufficient funding or completing an alternative transaction or transactions on a timely basis on terms acceptable to the Company, it could be required to curtail its expenditures or restructure its operations, and the Company would be unable to implement its capital expenditure program, either of which could have a material adverse affect on the Company’s business.

About South Texas Oil Company
San Antonio-based South Texas Oil Company (NASDAQ: STXX) is an independent energy company engaged in the acquisition, production, exploration and development of crude oil and natural gas.  Our core operating areas include Texas, Louisiana and the Gulf Coast.  The Company controls a large inventory of lower-risk developmental / exploitation locations and higher-risk, high-reward exploration prospects.  The Company leverages its geological and geophysical strengths by acquiring high-quality, operated properties and further enhances an asset's value through field-level cost reduction.  It continually evaluates producing property acquisition opportunities complementary to its core operating areas.  Please visit www.southtexasoil.com for additional information.

Forward-Looking Statements
This press release contains forward-looking information regarding South Texas Oil Company that is intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on the Company's current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward-looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of the Company’s management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect the Company’s operations or financial results are included in the Company’s reports on file with the SEC. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. The Company does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

--30--

[Condensed Financial Statements and Operating Tables Accompany this News Release]

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in South Texas Oil Company’s filing on Form 10-Q for the period ended June 30, 2009, which was filed with the U.S. Securities Exchange Commission on August 14, 2009 and can be found at the SEC’s website, www.sec.gov.

SOUTH TEXAS OIL COMPANY
Consolidated Balance Sheets

	June 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and equivalents	$1,444,342	$4,254,642
Accounts receivable	1,170,036	3,084,498
Prepaid expenses and other	368,673	279,574
Assets held for sale	1,168,375	9,520,109
Total current assets	4,151,426	17,138,823

Property and Equipment:
Oil and gas properties, successful efforts method
Proved properties	49,648,172	49,489,536
Unproved properties	4,957,530	5,868,754
Less accumulated depreciation, depletion and amortization	(10,638,328)	(9,656,545)
Total oil and gas properties, net	43,967,374	45,701,745

Other property and equipment
Drilling equipment	-	1,300,000
Vehicles	271,412	288,632
Other	189,811	189,811
Less accumulated depreciation and amortization	(111,163)	(173,522)
Total other property and equipment, net	350,060	1,604,921

Total property and equipment, net	44,317,434	47,306,666

Debt issuance costs, net of amortization	604,541	3,456,094
Total Assets	$49,073,401	$67,901,583

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable, trade	$6,613,737	$7,628,453
Other payables and accrued liabilities	1,068,287	1,598,994
Participant advances received	73,203	69,313
Current maturities of notes payable and long-term debt	16,805,721	17,146,710
Current maturities of notes payable and long-term debt, related party	-	25,325,341
Current portion of deferred liability	1,500,000	1,000,000
Total current liabilities	26,060,948	52,768,811

Noncurrent Liabilities
Notes payable and long-term debt	928,227	727,128
Asset retirement obligation, net of current portion	908,746	948,821
Deferred liability, net of current portion	-	500,000
Total noncurrent liabilities	1,836,973	2,175,949

Stockholders' Equity
Preferred stock, $0.001 par value, 5,000,000 shares
authorized, 1,755,325 issued or outstanding	16,215,009	-
Common stock, $0.001 par value, 200,000,000 shares authorized,
23,255.408 shares issued, 22,247,075 shares outstanding (2009)
and 17,738,862 shares issued, 16,730,529 shares outstanding (2008)	23,256	17,740
Additional paid-in capital	46,991,514	44,321,215
Accumulated deficit	(39,152,289)	(28,480,122)
Less treasury stock, at cost, 1,008,333 shares	(2,902,010)	(2,902,010)
Total stockholders' equity	21,175,480	12,956,823
Total Liabilities and Stockholders' Equity	$49,073,401	$67,901,583

SOUTH TEXAS OIL COMPANY
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008
Revenues
Oil and gas sales	$774,231	$3,846,610	$1,386,825	$5,724,245
Total revenues	774,231	3,846,610	1,386,825	5,724,245

Costs and Expenses
Production expenses	509,597	1,014,589	982,491	1,722,854
Production taxes	33,772	118,867	62,919	203,667
General and administrative expenses	1,430,017	1,843,693	4,159,593	3,087,758
Exploration expense	1,478,273	-	1,711,072	-
Depreciation, depletion and amortization	586,003	1,554,667	1,249,127	2,639,035
Total costs and expenses	4,037,662	4,531,816	8,165,202	7,653,314

Loss from Operations	(3,263,431)	(685,206)	(6,778,377)	(1,929,069)

Other Income (Expense)
Interest income	1,349	3,572	3,075	7,946
Loss from derivatives	-	(4,306,038)	-	(5,356,038)
Interest expense	(1,071,027)	(1,171,706)	(2,476,106)	(1,608,769)
Debt issuance costs amortization	(643,853)	(635,793)	(1,513,310)	(1,271,586)
Gain on sale of assets, net	217,551	-	217,551	-
Loss on extinguishment of debt	(125,000)	-	(125,000)	-
Other income (expense), net	(1,620,980)	(6,109,965)	(3,893,790)	(8,228,447)

Net Loss Before Tax	(4,884,411)	(6,795,171)	(10,672,167)	(10,157,516)

Income tax expense (benefit)	-	-	-	-

Net Loss	$(4,884,411)	$(6,795,171)	$(10,672,167)	$(10,157,516)

Loss Per Common Share:
Basic and Diluted	$(0.28)	$(0.42)	$(0.63)	$(0.63)

Weighted average number of common
shares outstanding:
Basic and Diluted	17,244,423	16,017,736	16,986,245	16,250,153

SOUTH TEXAS OIL COMPANY
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008
Operating Activities
Net loss	$(10,672,167)	$(10,157,516)
Adjustments to reconcile net loss to
net cash used in operating activities:
Derivative loss and revenue reduction	-
Depreciation, depletion and amortization	1,249,127	2,639,035
Debt issuance costs amortization	1,513,310	1,271,585
Amortization of deferred stock compensation	1,932,889	374,234
Amortization of debt discount	207,210	185,272
Compensatory common stock and option issuances	255,700	-
Accretion of discount on asset retirement obligation	36,813	-
Prior year drilling in progress charged to exploration expense	1,401,678	-
(Gain) loss on sale of other property and equipment	(217,551)	1,162
Changes in operating assets and liabilities:
Accounts receivable	1,914,462	2,685,008
Prepaid expenses and other	(89,099)	(116,353)
Accounts payable and accrued liabilities	482,488	624,030
Participant advances received	3,890	2,317,135
Net cash used in operating activities	(1,981,250)	(176,408)

Investing Activities
Purchases and development of oil and gas properties	(1,051,175)	(4,920,174)
Proceeds from disposition of other property and equipment	82,000	83,182
Purchase of other property and equipment	-	(216,443)
Net cash used in investing activities	(969,175)	(5,053,435)

Financing Activities
Proceeds from notes payable and long-term debt	555,000	12,020,313
Payments of notes payable and long-term debt	(414,875)	(3,189,596)
Payments of related party notes payable	-	(7,655)
Purchase of treasury shares	-	(902,010)
Net cash provided by financing activities	140,125	7,921,052

Net Increase (Decrease) in Cash and Equivalents	(2,810,300)	2,691,209

Cash and equivalents at beginning of period	4,254,642	2,186,428

Cash and Equivalents at End of Period	$1,444,342	$4,877,637